Exhibit (h)(13)

NEUBERGER BERMAN EQUITY FUNDS

NEUBERGER BERMAN DIVIDEND GROWTH FUND
NEUBERGER BERMAN EMERGING MARKETS EQUITY FUND
NEUBERGER BERMAN EQUITY INCOME FUND
NEUBERGER BERMAN FOCUS FUND
NEUBERGER BERMAN GENESIS FUND
NEUBERGER BERMAN GLOBAL REAL ESTATE FUND
NEUBERGER BERMAN GREATER CHINA EQUITY FUND
NEUBERGER BERMAN GUARDIAN FUND
NEUBERGER BERMAN INTEGRATED LARGE CAP FUND
NEUBERGER BERMAN INTERNATIONAL EQUITY FUND
NEUBERGER BERMAN INTERNATIONAL SELECT FUND
NEUBERGER BERMAN INTERNATIONAL SMALL CAP FUND
NEUBERGER BERMAN INTRINSIC VALUE FUND
NEUBERGER BERMAN LARGE CAP VALUE FUND
NEUBERGER BERMAN MID CAP GROWTH FUND
NEUBERGER BERMAN MID CAP INTRINSIC VALUE FUND
NEUBERGER BERMAN MULTI-CAP OPPORTUNITIES FUND
NEUBERGER BERMAN REAL ESTATE FUND
NEUBERGER BERMAN SMALL CAP GROWTH FUND
NEUBERGER BERMAN SUSTAINABLE EQUITY FUND

1290 Avenue of the Americas
New York, New York 10104

December 11, 2020

Neuberger Berman Investment Advisers LLC
1290 Avenue of the Americas
New York, New York 10104

Dear Ladies and Gentlemen:

Neuberger Berman Dividend Growth Fund, Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Global Real Estate Fund, Neuberger Berman Greater China Equity Fund, Neuberger Berman Guardian Fund, Neuberger Berman Integrated Large Cap Fund, Neuberger Berman International Equity Fund, Neuberger Berman International Select Fund, Neuberger Berman International Small Cap Fund, Neuberger Berman Intrinsic Value Fund, Neuberger Berman Large Cap Value Fund, Neuberger Berman Mid Cap Growth Fund, Neuberger Berman Mid Cap Intrinsic Value Fund, Neuberger Berman Multi-Cap Opportunities Fund, Neuberger Berman Real Estate Fund, Neuberger Berman Small Cap Growth Fund, and Neuberger Berman Sustainable Equity Fund (each, a “Fund”) are series of Neuberger Berman Equity Funds, a Delaware statutory trust (“Trust”).

You hereby agree, from December 15, 2020 until each date noted on Schedule A (each a “Limitation Period”), to waive fees and/or reimburse annual operating expenses (excluding interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, and extraordinary expenses, if any) (“Operating Expenses”) of each Fund’s respective Classes noted on Schedule A (each a “Class”) so that the Operating Expenses of each Fund’s respective Classes are limited to the respective rate per annum, as noted on Schedule A, of that Class’s average daily net assets (each an “Expense Limitation”). Commitment fees relating to borrowings are treated as interest for purposes of this section.

Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees waived by you under an Expense Limitation or any Operating Expenses you reimburse in excess of an Expense Limitation, provided that the repayment does not cause that Class’ Operating Expenses to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays you, whichever is lower. Any such repayment must be made within three years after the year in which you incurred the expense.

 You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

 This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.  Any amendment to this Agreement shall be in writing signed by the parties hereto, and requires approval of the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940. This Agreement supersedes any prior agreement with respect to the subject matter hereof as of December 15, 2020.

 If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

 Very truly yours,

NEUBERGER BERMAN EQUITY FUNDS,
on behalf of
NEUBERGER BERMAN DIVIDEND GROWTH FUND
NEUBERGER BERMAN EMERGING MARKETS EQUITY FUND
NEUBERGER BERMAN EQUITY INCOME FUND
NEUBERGER BERMAN FOCUS FUND
NEUBERGER BERMAN GENESIS FUND
NEUBERGER BERMAN GLOBAL REAL ESTATE FUND
NEUBERGER BERMAN GREATER CHINA EQUITY FUND
NEUBERGER BERMAN GUARDIAN FUND
NEUBERGER BERMAN INTEGRATED LARGE CAP FUND
NEUBERGER BERMAN INTERNATIONAL EQUITY FUND
NEUBERGER BERMAN INTERNATIONAL SELECT FUND
NEUBERGER BERMAN INTERNATIONAL SMALL CAP FUND
NEUBERGER BERMAN INTRINSIC VALUE FUND
NEUBERGER BERMAN LARGE CAP VALUE FUND
NEUBERGER BERMAN MID CAP GROWTH FUND
NEUBERGER BERMAN MID CAP INTRINSIC VALUE FUND
NEUBERGER BERMAN MULTI-CAP OPPORTUNITIES FUND
NEUBERGER BERMAN REAL ESTATE FUND
NEUBERGER BERMAN SMALL CAP GROWTH FUND
NEUBERGER BERMAN SUSTAINABLE EQUITY FUND

By:	/s/ Joseph V. Amato

Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted as of December 11, 2020.

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:	/s/ Joseph V. Amato

Title:	President and Chief Investment Officer -- Equities

SCHEDULE A

Fund	Class	Limitation Period	Expense Limitation
Dividend Growth	Institutional	08/31/2024	0.69%
	A	08/31/2024	1.05%
	C	08/31/2024	1.80%
	R6	08/31/2024	0.59%
Emerging Markets Equity	A	08/31/2024	1.50%
	C	08/31/2024	2.25%
	Institutional	08/31/2024	1.25%
	R3	08/31/2024	1.91%
	R6	08/31/2024	1.15%
Equity Income	A	08/31/2024	1.16%
	C	08/31/2024	1.91%
	Institutional	08/31/2024	0.80%
	R3	08/31/2024	1.41%
Focus	Trust	08/31/2024	1.50%
	Advisor	08/31/2024	1.50%
	Institutional	08/31/2024	0.75%
	A	08/31/2024	1.11%
	C	08/31/2024	1.86%
Genesis	Trust	08/31/2024	1.50%
	Advisor	08/31/2024	1.50%
	Institutional	08/31/2024	0.85%
	A	08/31/2024	1.21%
	C	08/31/2024	1.96%
	R6	08/31/2024	0.75%
	R3	08/31/2024	1.51%
Global Real Estate	A	08/31/2024	1.36%
	C	08/31/2024	2.11%
	Institutional	08/31/2024	1.00%
Greater China Equity	A	08/31/2024	1.86%
	C	08/31/2024	2.61%
	Institutional	08/31/2024	1.50%
Guardian	Trust	08/31/2024	1.50%
	Advisor	08/31/2024	1.50%
	Institutional	08/31/2024	0.75%
	A	08/31/2024	1.11%
	C	08/31/2024	1.86%
	R3	08/31/2024	1.36%
	R6	08/31/2024	0.65%

Fund	Class	Limitation Period	Expense Limitation
Integrated Large Cap	A	08/31/2024	0.76%
	C	08/31/2024	1.51%
	Institutional	08/31/2024	0.40%
International Equity	Institutional	08/31/2024	0.85%
	Investor	08/31/2024	1.40%
	Trust	08/31/2024	2.00%
	A	08/31/2024	1.21%
	C	08/31/2024	1.96%
	R6	08/31/2024	0.75%
	R3	08/31/2024	1.76%
International Select	Trust	08/31/2024	1.15%
	Institutional	08/31/2024	0.80%
	A	08/31/2024	1.16%
	C	08/31/2024	1.91%
	R3	08/31/2024	1.41%
	R6	08/31/2024	0.70%
International Small Cap	Institutional	08/31/2024	1.05%
	A	08/31/2024	1.41%
	C	08/31/2024	2.16%
	R6	08/31/2024	0.95%
Intrinsic Value	Institutional	08/31/2024	1.00%
	A	08/31/2024	1.36%
	C	08/31/2024	2.11%
	R6	08/31/2024	0.90%
Large Cap Value	Trust	08/31/2024	1.50%
	Advisor	08/31/2024	1.50%
	Institutional	08/31/2024	0.70%
	A	08/31/2024	1.11%
	C	08/31/2024	1.86%
	R3	08/31/2024	1.36%
	R6	08/31/2024	0.60%
Mid Cap Growth	Trust	08/31/2024	1.50%
	Advisor	08/31/2024	1.50%
	Institutional	08/31/2024	0.75%
	A	08/31/2024	1.11%
	C	08/31/2024	1.86%
	R3	08/31/2024	1.36%
	R6	08/31/2024	0.65%

Fund	Class	Limitation Period	Expense Limitation
Mid Cap Intrinsic Value	Investor	08/31/2024	1.50%
	Trust	08/31/2024	1.25%
	Institutional	08/31/2024	0.85%
	A	08/31/2024	1.21%
	C	08/31/2024	1.96%
	R3	08/31/2024	1.46%
	R6	08/31/2024	0.75%
Multi-Cap Opportunities	Institutional	08/31/2024	1.00%
	A	08/31/2024	1.36%
	C	08/31/2024	2.11%
Real Estate	Trust	08/31/2024	1.50%
	Institutional	08/31/2024	0.85%
	A	08/31/2024	1.21%
	C	08/31/2024	1.96%
	R3	08/31/2024	1.46%
	R6	08/31/2024	0.75%
Small Cap Growth	Investor	08/31/2024	1.30%
	Trust	08/31/2024	1.40%
	Advisor	08/31/2024	1.60%
	Institutional	08/31/2024	0.90%
	A	08/31/2024	1.26%
	C	08/31/2024	2.01%
	R3	08/31/2024	1.51%
	R6	08/31/2024	0.80%
Sustainable Equity	Trust	08/31/2024	1.50%
	Institutional	08/31/2024	0.75%
	A	08/31/2024	1.11%
	C	08/31/2024	1.86%
	R3	08/31/2024	1.36%
	R6	08/31/2024	0.65%